Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the annual report of Mizuho Financial Group, Inc. on Form 20-F for the year ended March 31, 2008 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Terunobu Maeda, the Chief Executive Officer, and Takashi Tsukamoto, the Chief Financial Officer of Mizuho Financial Group, Inc., each certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mizuho Financial Group, Inc.

Date: September 4, 2008

By:	/s/ Terunobu Maeda
Name: Terunobu Maeda
Title: Chief Executive Officer

By:	/s/ Takashi Tsukamoto
Name: Takashi Tsukamoto
Title: Chief Financial Officer